Exhibit 10.1

                                   CBS SPORTS

                      A Division of CBS Broadcasting, Inc.

                                    AGREEMENT

     AGREEMENT made as of October 31,2011, by and between CBS SPORTS, A Division of CBS Broadcasting Inc., 51 West 52nd Street, New York, New York 10019 (herein called "CBS"), and ARMADA SPORTS AND ENTERTAINMENT, INC., 254 South Ronald Reagan Boulevard, Suite 134, Longwood, Florida 32750 (herein called "Licensor").

     In consideration of the mutual covenants herein contained, the parties hereto have agreed and do hereby agree as follows:

I. (a) EVENT; DATES; SITES:

       EVENT: 2012-2013 and 2013-2014 MILLION DOLLAR INVITATIONAL (Taped golf competitions)

              Four (4) two (2)-hour shows per year

       2012-2013 TAPE DATES I SITES:

              August 4, 2012                   Half Moon Bay, California

              September 8, 2012                Glasgow, Scotland

              October 6, 2012                  Orlando, Florida

              December 1, 2012                 Rose Hall, Jamaica

       2013-2014 TAPE DATES I SITES: TBD

herein individually called an "Event" and collectively the "Events."

     (b) CBS shall make available eight (8) two (2)-hour time periods for the broadcast coverage of each Event in high-definition (HD) format on the CBS Television Network (the broadcast coverage during said time period is hereinafter sometimes referred to individually as a "Program" and collectively the "Programs" and sometimes referred to by the year in which such Events take place as the "2012-2013 Programs" and the "2013-2014 Programs"). It is currently contemplated that the broadcast time period for the 2012-2013 Programs will be 1:OO PM - 3:00PM ET on a Saturday to be determined by CBS in each of October, November and December 2012 for the August 4, September 8 and October 6 Events, respectively, and at a time to be determined by CBS on New Year's Day 2013 for the December 1 Event. The 2013-2014 Programs shall be broadcast at similar dates and times as the 2012-2013 Programs in the following year. The exact time period for the broadcast coverage of the Events will be at CBS's sole discretion. Notwithstanding anything to the contrary contained herein, CBS shall have no obligation to provide broadcast coverage of an Event beyond the times set forth herein.

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II. NETWORK BROADCAST TERRITORY:

CBS shall have the exclusive right to make one (1) broadcast of each Event in the broadcast area consisting of the United States, its territories and possessions (excluding Puerto Rico) and Bermuda (hereinafter referred to as the "Network Broadcast Territory").

III. COVERAGE SHALL BE PRODUCED BY LICENSOR

     (a) Licensor shall furnish to CBS complete color broadcast coverage of each Event in HD format pursuant to the Terms and Conditions, attached hereto and made a part of this Agreement. CBS shall have the right to edit the broadcast coverage of the Events as CBS in its sole discretion shall determine. The broadcast coverage shall be complete in all respects and ready for taped broadcast over the facilities of CBS Television Network.

     (b) Licensor shall provide and pay all costs and expenses in connection with all "above-the-line" and "below-the-line" elements, including, without limitation, all the facilities, equipment and personnel necessary to produce and edit the broadcast coverage of the Events, except for a Coordinating Producer and a CBS graphics package, which CBS will provide and for which CBS will be responsible; provided that CBS shall have no authority to incur costs on behalf of or otherwise obligate Licensor for any such items without the prior written consent of Licensor. In addition, upon request by Licensor, CBS may provide On-Air Talent for the Events, provided that any additional costs incurred by CBS for such On-Air Talent in connection with the Events shall be borne by Licensor. All above and below-the-line elements shall be of a quality and at levels substantially similar to those in effect for sports programs of a similar nature and importance broadcast on the CBS Television Network. Licensor shall consult with CBS and CBS shall have the right to approve all On-Air Talent and all production facilities and personnel, which consent shall not be unreasonably withheld or delayed. In this regard, Licensor shall furnish CBS Sports Operations with the name of the representative of the supplier of all technical facilities who shall be available to handle any problems with respect thereto. CBS will advise Licensor if any such problems arise. The Programs must meet CBS's artistic and technical standards for television programs and conform to CBS's general policies concerning programs, including, without limitation, Licensor's warranties set forth in paragraphs V below and 6 of the Terms and Conditions.

     (c) Licensor and CBS shall consult with each other on all aspects of the production of the Programs. CBS shall have the right to approve the third party producing the Programs.

IV. COMPENSATION

     (a) In full consideration for making the network broadcast time periods set forth in subparagraph I. (b) available for the broadcast of the Programs and for all of the rights granted to Licensor herein, Licensor sha11 pay to CBS the following net sums: (i) Four Hundred Fifty Thousand Dollars ($450,000) per two
(2)-hour network time period made available for the 2012- 2013 Programs for a total of One Million Eight Hundred Thousand Dollars ($1,800,000); and (ii) Four Hundred Seventy Thousand Dollars ($470,000) per two (2)-hour network time period

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made available for the 2013-2014 Programs for a total of One Million Eight
Hundred Eighty Thousand Dollars ($1,880,000). The total net sum payable to CBS hereunder is Three Million Six Hundred Eighty Thousand Dollars ($3,680,000). The net sum for the 2012-2013 Programs shall be paid to CBS as follows: (i) Fifty Thousand Dollars ($50,000) by no later than thirty (30) days prior to the taping of each Event, with the balance of Four Hundred Thousand Dollars ($400,000) by no later than forty-five (45) days prior to the broadcast of each 2012-2013 Program. The net sum for the 2013-2014 Programs shall be paid to CBS as follows:
(i) Fifty Thousand Dollars ($50,000) by no later than thirty (30) days prior to the taping of each Event, with the balance of Four Hundred Twenty Thousand Dollars ($420,000) by no later than forty-five (45) days prior to the broadcast of each 2013-2014 Program. The foregoing amounts are net and are not subject to a deduction for agency commission or otherwise. Timely payment is of the essence of this Agreement. Without limiting any of CBS's rights or remedies under this Agreement, if Licensor fails to make any payment as specified above, any and all monies then due or to become due to CBS hereunder shall become immediately due and payable upon notice from CBS to Licensor and CBS shall have the right to terminate this Agreement effective at any time upon notice to Licensor. No termination of this Agreement as provided in this subparagraph shall affect CBS's right to payment of all accrued amounts due and payable hereunder.

     (b)  (i) Licensor shall have the right to sell eighteen (18) thirty
(30)-second commercial units during each one (1)-hour time period of network broadcast time CBS will make available to Licensor for the broadcast of each Program for a total of thirty-six (36) thirty (30)-second commercial units per two (2)-hour Program. Licensor will retain all revenue received from the sale of the commercial units.

     (ii) Licensor will receive one (1) opening billboard, one (1) middle billboard and one (1) closing billboard in each Program.

     (c) Only an advertiser which purchases a minimum of four (4) commercial units for the hour of the broadcast coverage of the Events shall be entitled to have its name included in the title of the Events as broadcast by CBS. Any value added segments must be approved in advance by CBS.

     (d) All commercial units to be sold by Licensor for broadcast during each Program will be subject to the CBS Sales and Program Practices Departments' policies and guidelines, including, without limitation, CBS's policies with respect to commercial format, timing, billboards, sponsors, title sponsorship and advertiser categories. Prior to offering commercial units for sale, Licensor shall provide CBS with a list of the advertisers Licensor intends to solicit to purchase commercial units in each Program. CBS will review the list for compliance with CBS's sales policies and guidelines and advise Licensor if any of the advertisers are unacceptable to CBS. CBS's acceptance of the advertisers on the list will not be unreasonably withheld.

     (e) Except as set forth herein, the sale, production, delivery and broadcast of the commercials to be contained in each Program shall be in accordance with all of the terms and conditions of Schedule B of CBS's Network Television Agreement, attached hereto as Exhibit I and made a part hereof as if fully set forth herein. All commercials must be submitted to and approved by the CBS Program Practices Department in accordance with paragraph 17 of Schedule B.

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Licensor will use its best efforts to so submit the commercials no later than the Wednesday prior to the broadcast of each Program. In the event of any conflict or inconsistency between Schedule B and the terms and conditions contained herein the terms and conditions contained herein shall govern. The term "Agency" as used in said Schedule B shall mean "Licensor."

     (f) Licensor will furnish a duplicate copy of the list of all commercials to be included in the broadcast of each Program, with the appropriate ISCI numbers to the Vice President Program Practices, New York and the Vice President Administration, CBS Television Network, a Division of CBS Broadcasting Inc.

     (g) CBS will provide to Licensor an appropriate program format for the broadcast of the Programs, including all the elements of the format (e.g., timing, station breaks, commercial breaks) no later than ten (10) days prior to the taping of the Programs.

     (h) The following notices will be included in the credit roll at the conclusion of the broadcast of each Program containing the broadcast coverage of the Events:

         "THIS HAS BEEN A PRESENTATION OF CBS SPORTS IN ASSOCIATION WITH
                     ARMADA SPORTS AND ENTERTAINMENT, INC."

V. ADDITIONAL TERMS

     (a) CBS shall have the right to schedule and broadcast in the Program: (i) promotional announcements for the CBS Television Network (and any programming transmitted over the CBS Television Network) and/or any other programming/informational services (the "program services") (and any programming or information transmitted over the program services) owned in whole or in part by CBS Broadcasting Inc. or any other entity controlling, controlled by or under common control with CBS Broadcasting Inc.; (ii) promotional announcements for CBS licensed merchandise; (iii) customary network identification announcements;
(iv) news inserts; (v) public service announcements; and (vi) graphics. Each CBS owned and affiliated television station shall also have the right to schedule and broadcast in each Program local advertisements, promotional announcements for such station (and any programming broadcast on such station) and customary television station identification announcements and news inserts.

     (b) Each Program shall be exclusive to CBS in the Network Broadcast Territory and Licensor will not authorize any broadcast or exploitation of such Program in any media now known or hereafter created or in a manner which would be directly competitive with CBS's broadcast of such Program in the Network Broadcast Territory for a period ending five (5) days after the completion of the network broadcast of such Program. Subject to the foregoing, all rights not specifically granted to CBS herein are reserved by Licensor and permission from CBS or any other entity to exploit such rights shall be at Licensor's sole discretion.

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     (c) CBS will provide promotion for each Program at a level consistent with the promotion for similar sporting events broadcast over the CBS Television Network.

     (d) With respect to each musical composition contained in each Program, Licensor represents and warrants that the performing rights in and to such musical compositions are:

     (i) available for license through the American Society for Composers, Authors and Publishers (ASCAP), Broadcast Music, Inc. (BMI), or SESAC, Inc.;

     (ii) controlled by Licensor to the extent necessary to permit CBS's use of each Program as expressly authorized herein; or

     (iii) in the public domain.

Licensor shall furnish CBS with music cue sheets for each Program at least thirty (30) days prior to the broadcast of such Program. The cue sheets shall indicate the title, composer(s), publisher(s) and length of each musical composition, the type of use of each musical composition (theme, feature, background or logo use) and the organization(s), if any, which administer(s) the performing rights to said music (i.e. ASCAP, BMI, or SESAC). In any event, Licensor will be solely responsible for all music licenses, including, without limitation, master recording and synchronization licenses.

     (e) CBS may refuse to broadcast or may withdraw its approval of any Program or any element thereof which does not, in the opinion of CBS, maintain an artistic and technical quality creditable to CBS, or fails to conform to CBS's Program Practices standards and policies concerning programs or to the provisions set forth in the following subparagraph of this Agreement, or contains any matter to which the second sentence of paragraph 12 of the Terms and Conditions pertains. CBS will notify Licensor in a timely manner of the changes necessary to make such Program acceptable to CBS. If Licensor fails to change the Program as requested by CBS, CBS in its sole discretion may, without prejudice to any other rights which it may have, refuse to broadcast such Program or edit the Program so that it will be acceptable to CBS. CBS will endeavor to notify Licensor in advance of broadcast of any changes made by CBS pursuant hereto and first provide Licensor with a reasonable opportunity to cure any deficiencies or non- compliant material.

     (f) In the event of any inconsistency or conflict between the terms and conditions of paragraphs I-V of the Agreement and any of the attached Terms and Conditions or Exhibit I, the terms and conditions of paragraphs 1-V of the Agreement shall govern.

                            [Signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ARMADA SPORTS & ENTERTAINMENT, INC          CBS SPORTS, A Division of CBS
                                            Broadcasting Inc.


By: /s/ R. Thomas Kidd                      By: /s/ Sean McManus
    -------------------------------             --------------------------------
Name:  R. Thomas Kidd                       Name:  Sean McManus
Title: CEO                                  Title: Chairman

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TERMS AND CONDITIONS

     I. (a) The term "Event" or "Events" as used herein includes each sports event named in paragraph I hereof and all events and activities taking place at the Site on the Date(s) of such Events. Licensor shall be responsible for furnishing to CBS, at no additional cost, the Site, the Events, the participants and all other facilities and elements necessary for the conduct of the Events. The Date and/or Site of any Event shall not be changed without CBS's prior written approval, which shall be deemed of the essence of this Agreement.

     (b) Provided the official name of an Event has been approved by CBS, CBS will use the Official name of an Event and instruct its on-air personnel to do so. Any inadvertent failure to use the official name of any Event will not be a breach of this Agreement.

     (c) Licensor will use Licensor's reasonable efforts to make Event participants available to CBS for Event-related interviews at such place or places or at such time or times as required by CBS at no additional cost to CBS.

     (d) Subject to good faith consultation with Licensor, CBS shall have (i) advance approval over the manner of production (including pre- and post-production) and complete control over the format of CBS's broadcasts hereunder and (ii) the right to edit the coverage of the Events as CBS in its sole discretion shall determine.

     2. Licensor warrants that each Event is sanctioned and/or licensed by such sports organization(s) and/or authorities as have jurisdiction over the Events and that the Events will be conducted in accordance with all of the applicable rules and regulations of such organizations and/or authorities, if any. The Events will be conducted subject to and in compliance with all applicable federal, state and local law.

     3. The word "broadcast" as used herein means broadcast, transmission or exhibition by means of television and/or television devices, methods and improvements now or hereafter known without limitation. A "network broadcast" is a broadcast by means of simultaneously interconnected television devices, methods and/or improvements. A network broadcast includes delayed broadcasts made not later than sixty (60) days after such simultaneous broadcast, over any facilities that shall not have been used therefor, although ordered therefor, or normally used in connection with similar broadcasts. The television devices, methods and improvements referred to herein include, but are not limited to, so-called "booster" or "translator" stations and relay systems, as well as antenna systems which receive and retransmit or redistribute (with or without amplification), television signals by wire or cable connection or otherwise to television receiving sets. The Programs may be broadcast throughout the Network Broadcast Territory over such network television facilities as CBS may select or authorize. The broadcast hereunder may be made on a live basis and/or by means of "recording" as CBS may elect. As used herein, the term "recording" shall mean and include any recording made or authorized to be made by CBS by tape, wire, film, disk or other similar or dissimilar method of recording television programs.

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     4. Subject to any limitations of which CBS is notified by Licensor, CBS's rights shall include the right to broadcast, use and exploit excerpts of an Event not exceeding three (3) minutes in length per excerpt in perpetuity on a non-exclusive basis throughout the Network Broadcast Territory in any manner and in any medium now known or hereafter developed.

     5. OMITTED

     6. (a) Licensor warrants and represents that it has the right and power to enter into and fully perform this Agreement, that it has the right to grant the rights granted CBS herein and that the broadcast and exploitation of the coverage of the Events will not infringe upon or violate any rights of any kind or nature whatsoever of any person, firm or corporation. Licensor further warrants that Licensor has not granted and will not grant to any party any rights of any kind which would or might derogate or interfere with any rights granted herein.

     (b) Licensor shall inform CBS in writing of the names of any participants in the Events whom Licensor (or any parent or subsidiary) (i) represents as an agent, or (ii) represents as a business or personal manager. CBS may make such announcement concerning such representation as CBS in its sole discretion may deem appropriate.

     (c) Licensor warrants that all representations to CBS by Licensor and all representations made by Licensor to third parties about any and all elements of the Events, including, without limitation, the title of the Events, format, record of the participants, purses, etc., are and shall be accurate and true in every respect. Licensor further warrants that it has made and will make full disclosure to CBS with respect to all such elements of the Events as soon as possible after Licensor has knowledge.

     (d) Licensor warrants that all publicity which it issues or disseminates or otherwise makes available concerning all elements of the Events will be accurate and true in all material respects.

     (e) Licensor warrants that Licensor will not mislead or misrepresent with respect to any material elements of the Events and that Licensor will include in all of its future agreements with third parties that such third parties will not misrepresent or mislead with respect to the Events. Licensor shall endeavor to include in its prior agreements with third parties that such parties shall not mislead or misrepresent with respect to the Events.

     (f) Licensor warrants that it shall maintain at its office of the address set forth above, complete books and records (including without limitation copies of all relevant contracts) relating to the subject matter of this Agreement.

     (g) Licensor warrants that Licensor will not use or authorize others to use for any purpose whatsoever any trademarks or service marks of CBS Broadcasting Inc., or its subsidiaries or divisions, including but not limited to the CBS "Eye" device and the letters "CBS," "CBS SPORTS," "CBS SPORTS SPECTACULAR," "THE CBS SPORTS SHOW," "EYE ON SPORTS," "CBS SPORTS SATURDAY," "CBS SPORTS SUNDAY" and/or "CBS SPORTS TONIGHT" without the prior written consent of CBS.

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     7. (a) Licensor will at all times indemnify and hold harmless CBS
Corporation, CBS and their related entities, and any person, firm or corporation deriving rights from any of the foregoing, from all claims, damages, liabilities, costs and expenses (including reasonable counsel fees) arising out of or relating to (i) the broadcast and exploitation of the coverage of the Events and any commercials or other materials furnished for broadcast by Licensor, (ii) a breach by Licensor of any warranty or agreement made by Licensor herein, (iii) any act or omission by Licensor with regard to any element furnished by Licensor to CBS or (iv) the exploitation of the coverage of the Events by Licensor pursuant to paragraph 20 hereof, CBS will promptly notify Licensor of any claim to which the above indemnity applies and Licensor shall defend the same at its own expense.

     (b) CBS will at all times indemnify and hold harmless Licensor from and against any and all suits, claims, damages, liabilities, costs and expenses (including reasonable counsel fees) arising out of (i) a breach by CBS of any warranty or agreement made by CBS herein or (ii) the use of any materials or services furnished by CBS for and in connection with the broadcast of the coverage of the Events. Licensor will promptly notify CBS of any claim to which the above indemnity applies and CBS shall defend the same at its expense.

     8. CBS's Program Practices Department policies and standards shall apply to the Events and to the Sites at which the Events take place. Licensor shall comply with and shall cause those persons controlling any Site to comply with all such policies and standards. Unless CBS consents thereto in advance in writing no banner, placard, billboard, decal, insignia or other means of advertising containing any commercial message, trade name, trademark or identifying device for any product, service or institution shall appear or be included at a Site (in the normal range of television cameras) or on any person connected with an Event (e.g., managers, handlers, announcers, referees, etc.). Two (2) weeks prior to date of an Event, Licensor will provide CBS with a written Signage Statement setting forth the location of and the advertiser for all Signage to be included at the Site of an Event and the number of commercial units the advertiser identified on a Sign will have in the relevant Program, if any. Such statement will include those products, services and/or institutions which shall be advertised on any permanent banner, plaque or billboard or other similar means of advertising. It is understood, however, that Licensor does not control the placement of "permanent" advertising at a Site (i.e., fixed or immovable advertising in place on a year-round basis). Licensor will advise CBS reasonably in advance of the broadcast or recording of each Event of those products, services and/or institutions which shall be advertised on any permanent banner, plaque or billboard or other similar means of advertising. CBS will review the Signage Statement for compliance with CBS's policies and standards and advise Licensor without delay if the Signage Statement is in compliance with CBS's standards and policies. Licensor's compliance with the CBS-approved Signage Statement will not be a breach of this Agreement. Any breach of the provisions of this paragraph shall be a material breach of this Agreement.

     9. CBS, and each station scheduled to broadcast the Programs shall have the right and may grant to others the right to reproduce, print, publish or disseminate in any medium the name and likeness and voice of each person appearing in or connected with an Event and biographical material concerning such persons as news or information, for purposes of trade or for advertising purposes (including without limitation institutional advertising) and including the advertising or promotion of the broadcast hereunder; provided, however, that there shall be no direct endorsement by any such persons of any product or service without such person's prior written consent.

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     10. At CBS's request Licensor shall furnish CBS with a reasonable number of choice complimentary tickets/passes to each Event.

     11. Licensor, in furnishing all the below-the-line elements necessary for the production of coverage of an Event, will provide, among other things, the following: free and unrestricted access for CBS personnel to the Site where the Event is taking place; priority locations and suitable space for CBS announcers and/or production personnel if CBS is furnishing the same; adequate parking space at the Site for CBS personnel, mobile units and equipment; production facilities; lighting and camera equipment (both fixed position and hand held); satisfactory camera locations and electrical power; security as CBS shall determine; and such other elements as CBS may from time to time reasonably request, all of which shall be in accordance with CBS requirements to ensure a first class quality color broadcast of the Event meeting CBS's technical and programming standards. CBS shall have a right of approval over all the below-the-line elements. In this regard, Licensor shall furnish CBS Sports Operations with the name of the representative of the supplier of all technical facilities who shall be available to handle any problems with respect thereto.

     12. Licensor shall conform to the requirements of Section 507 of the federal Communications Act of 1934 concerning broadcast matter and disclosures required thereunder, insofar as the Section applies to those furnishing program material for television broadcasting. Licensor warrants and represents that without the prior approval of the CBS Program Practices Department no portion of an Event or related activities includes or shall include any matter for which any money, service or other valuable consideration is directly or indirectly paid, or promised to, or charged or accepted by Licensor, other than sums paid to Licensor or its affiliated entities for arranging and managing the presentation of the Event. Licensor shall exercise reasonable diligence to inform its employees and other persons with whom Licensor deals directly in connection with an Event of the requirements of the said Section 507; provided, however, that no act of any such employee or of any independent contractor connected with the Event or related activities shall constitute a breach of the provisions of this paragraph unless Licensor has actual notice thereof. As used in this paragraph, the term "service or other valuable consideration" shall not include any service or property furnished without charge or at a nominal charge for use in or in connection with an Event "unless it is so furnished in consideration for an identification in a broadcast of any person, product, service, trademark or brand name beyond an identification which is reasonably related to the use of such service or property on the broadcast," as such terms are used in the said Section 507. No inadvertent failure by Licensor to comply with this paragraph shall be deemed a breach of this Agreement.

     13. If Licensor owns or controls the network television broadcast rights to the next subsequent comparable Events scheduled to take place after the 2013-2014 Events hereunder, Licensor shall immediately so notify CBS and at CBS's election, Licensor shall negotiate exclusively with CBS in good faith for a period of thirty (30) days beginning on October 1, 2013

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(the "Negotiating Period") with respect to the acquisition by CBS of such broadcast rights. At no time prior to or during the Negotiating Period shall Licensor discuss or enter into an agreement with any third party for the acquisition of broadcast rights to any such Events for the Network Broadcast Territory. If at the end of the Negotiating Period CBS and Licensor have not reached agreement, Licensor shall notify CBS in writing of Licensor's last offer (i.e., the terms and conditions on which it would be willing to license such rights to any such Events; provided, however, that if Licensor fails to notify CBS in writing at the conclusion of the Negotiating Period, said Negotiating Period shall be deemed to continue uninterrupted w1til such time as Licensor submits Licensor's last offer to CBS in writing. Such notice shall contain an offer (the "Offer") to contract with CBS on such terms and CBS shall have a period of fourteen (14) days in which to accept the Offer. If CBS does not accept the Offer, Licensor may enter into agreement with any third party with respect to subsequent broadcasts of any such Events, but not in any instance on terms and conditions equal to or less favorable to Licensor than those contained in the Offer without in each instance notifying CBS of such terms. Each such notice shall contain an offer (herein called a "Reoffer") to contract with CBS on such terms. CBS shall have a period of seven (7) days in which to accept each such Reoffer. CBS shall be deemed to have accepted any Offer or Reoffer by acceptance of all of the terms thereof readily reducible to a determinable sum of money.

     14. This Agreement has been entered into in the State of New York, and the validity, interpretation and legal effect of this Agreement shall be governed by the laws of the State of New York applicable to contracts entered into and performed entirely within the State of New York, with respect to the determination of any claim, dispute or disagreement which may arise out of the interpretation, performance or breach of this Agreement.

     15. Except as otherwise specifically provided herein, all notices hereunder shall be in writing and shall be given by personal delivery, registered or certified mail, at the respective addresses hereinabove set forth, or such other address or addresses as may be designated by either party. Such notices shall be deemed given when mailed or delivered to a post office or courier, except that notice of change of address shall be effective only from the date of its receipt.

     16. This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and cannot be changed or terminated orally.

     17. A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

     18. The invalidity or unenforceability of any provision of this Agreement shall in no way affect the validity or enforceability of any other provision of this Agreement.

     19. (a) Prior to the Date of an Event, Licensor shall, at its own expense, secure a policy of television liability insurance applicable to the broadcasts hereunder and acceptable to CBS having limits of at least $1,000,000/$3,000,000.

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Such insurance shall have standard coverage, including, but not limited to, coverage with respect to defamation, infringement of common law or statutory copyright, infringement of rights in material to be broadcast or in the manner of presentation thereof, invasion of privacy rights and unauthorized use of material. Such policy shall include a provision requiring the insurance company to give CBS prompt notice of any revision, modification or cancellation thereof. Promptly after securing such policy, Licensor shall furnish CBS with a copy thereof. CBS shall be included as a named insured in the policy of insurance obtained by Licensor in compliance with this paragraph 19. Such policy shall contain an endorsement deleting the condition thereof entitled "Other Insurance" as to any insurance in force for or in the name of CBS.

     (b) Prior to the Date of an Event, Licensor shall, at its sole cost and expense, obtain and maintain (or shall cause to be obtained and maintained) at all times the following insurance policies acceptable to CBS: Workers' Compensation; Employer's Liability having a limit of at least $100,000 per occurrence; Comprehensive General Liability having a combined single limit (bodily injury and property damage) of at least $1,000,000 per occurrence and $3,000,000 in the aggregate; if production is on location or otherwise entails automobile usage, Comprehensive Automobile Liability having limits of at least $1,000,000/$3,000,000 plus $500,000 property damage: and, if rental automobiles are used, Non-Ownership Automobile Liability, having limits of at least $1,000,000/$3,000,000 plus $500,000 property damage. Each of the aforementioned policies as required shall include a provision requiring the insurance company to give CBS prompt notice of at least thirty (30) days of any revision, modification or cancellation thereof. Promptly after such policies have been secured, at CBS's request, Licensor shall furnish CBS with copies of the certificates of insurance or, at CBS's request, copies of the insurance policies. CBS shall be included as an additional insured in all policies of insurance (except Workers' Compensation) obtained by or at the instruction of Licensor in compliance with this subparagraph.

     20. Nothing contained herein shall preclude Licensor from exploiting the coverage of an Event in whole or in part in any manner or media outside of the Network Broadcast Territory during the License Period; provided, however, that if such coverage shall include CBS graphic materials and/or the likeness, voice or name of any sportscaster or expert analyst or the services of other persons furnished by CBS hereunder in connection with such coverage, Licensor shall be solely responsible for the payment of all expenses, residuals and/or fees which may become payable for the use of such materials and/or to any such person by virtue of such exploitation of the coverage and Licensor shall make any applicable union pension and welfare contributions based thereon, if any; and provided, further, that Licensor give CBS prior notice of such exploitation.

     21. If CBS's broadcast of the coverage of an Event is prevented or omitted, in whole or in part, because of: act of God; inevitable accident; fire; lockout, strike or other labor dispute; riot or civil commotion; act of public enemy; enactment, rule, order or act of any government or governmental instrumentality (whether federal, state, local or foreign); failure of technical facilities; failure or delay of transportation facilities; illness or incapacity of any Event participant named in this Agreement; or the recapture of the then scheduled original network broadcast time period of an Event for the purpose of broadcasting a matter of public importance; or other cause of a similar or different nature beyond CBS's control, CBS shall have the option to broadcast the coverage of such Event during another time period(s) in a similar daypart in accordance with CBS 's broadcast requirements, as solely determined by CBS. If for any reason beyond Licensor's control (including, without being limited to, adverse weather conditions) an Event is not held on the scheduled Date, Licensor shall immediately notify CBS of the rescheduled Date(s) of the Event, if any, and CBS shall have the option to require Licensor to produce coverage of the Event for CBS on such Date(s) pursuant to the terms and conditions hereof and CBS shall broadcast the coverage of the Event during another time period(s) in a similar daypart in accordance with CBS's broadcast requirements, as solely determined by CBS. If the coverage of an Event cannot be broadcast during the originally scheduled broadcast time period(s) for any reason set forth in this paragraph or in another time period in a similar daypart, CBS and Licensor shall have the right to mutually agree to elect to broadcast alternative sports programming during the original time period(s) and broadcast the commercial units furnished by Licensor for inclusion in the broadcast coverage of the Event in such alternative programming. If for any reason the commercials furnished by Licensor hereunder cannot be broadcast in sports programming on the CBS Television Network, Licensor and CBS will negotiate in good faith other options with respect to the commercial units, including, without limitation, a pro rata return of the sum paid by Licensor pursuant to subparagraph IV.(a).

                                    EXHIBIT I

Attached hereto and made a part hereof the Agreement dated as of October 31, 2011, between CBS SPORTS, A Division of CBS Broadcasting Inc., and ARMADA SPORTS AND ENTERTAINMENT, INC.

                                   SCHEDULE B
                    CBS TELEVISION NETWORK NETWORK TELEVISION
                         AGREEMENT TERMS AND CONDITIONS
                                     GENERAL

I.  As u sed herein

     (i) "Program" means everything contained in each broadcast or contemplated broadcast hereunder with the exception of commercial, billboard and promotional material and supervening program material" (as hereinafter defined). As used herein, "Program" will be deemed to include "Program Series";

     (ii) "supervening program material" means any matter of the nature set forth in subdivisions (i) through (v) of subparagraph (a) of paragraph 4 hereof;

     (iii) "broadcast" means broadcast, transmission and exhibition by means of such television devices, methods and improvements now or hereafter developed as CBS may elect;

     (iv) "Commercial" means each commercial message furnished for broadcast on behalf of Advertiser hereunder. Unless otherwise specified herein, each Commercial shall total either thirty (30) seconds. The term "unit'" has the same meaning as Commercial. The applicable length of any Commercial shall be as set forth in the Agreement.

     (v) "CNYT" means New York time current at time of broadcast; (vi) "CLAT'" means Los Angeles time current at time of broadcast; (vii ) "delayed broadcast" means a broadcast hereunder occurring other than at the scheduled time of original broadcast hereunder, but not more than sixty (60) days thereafter;

     (viii) "recording" and "recordings" mean any recording or recordings made (whether before, during, or after a broadcast transmission) by tape, wire, film, disc, or any other similar or dissimilar method of recording aural and/or visual portions of television programs, whether now known or hereafter developed;

     (ix) "Billboard" mea ns a brief oral and /or visual announcement identifying Advertiser's sponsorship of the Program or Program Series and/or (in accordance with CBS's policies) describing one ( I ) or more of the products or services listed in the Agreement hereof or as provided in paragraph 15 of this Schedule B. CBS will broadcast Billboards in an equitable manner consistent with its policies and subject to commitments to other advertisers. The omission of any Billboard for any reason shall not constitute a breach hereof and CBS shall have no liability to Agency with respect thereto;

     (x) "Special Program" means any special information, public affairs or entertainment Program of whatever length; (xi) "news bulletin" means an oral and/or visual announcement of the occurrence of a news event made promptly after the sa me has become known to C BS;

     (xii) "news report" means an oral and/or visual announcement of the occurrence of a news event which in CBS's sole judgment does not require treatment as a news bulletin but the announcement of which to the public should not be delayed until the next regularly scheduled CBS Television Network news program;

     (xiii) "the term" of this Agreement means the period commencing upon the date of original broadcast of the first Commercial hereunder and ending upon the date of the original broadcast of the last Commercial hereunder and any delayed broadcasts thereof;

     (xiv) "Broadcast Time Period" means the day and/or approximate time period during which each Program i s scheduled for broadcast. Each Broadcast Time Period refers to CNYT except broadcasts in the Pacific Time Zone, which are CLAT;

     (xv) OMITTED;

     (xvi) "Agency Package" means everything necessary for the production and performance of the Billboards and Commercials so as to be ready for broadcast including, without being limited to, all commercial material and all personnel to be used in connection therewith.

     (xvii) "Vignette Program" means any regularly scheduled program of one minute or less in duration, including, but not limited to, programs such as NEWSBREAK or local station N EWSB.REAK.

     2. (a) Agency and Advertiser will indemnify and hold harmless CBS, its parents, subsidiaries, affiliates, any stations broadcasting the Programs, and any other advertiser whose billboard or commercial material is broadcast during the Broadcast Time Period, and the directors, officers and employees of any of them, from and against any and all claims, damages, liabilities, costs and expenses, including reasonable counsel fees, arising out of the use of the Agency Package pursuant to this Agreement. CBS will promptly notify Agency of any claim or litigation to which the indemnity set forth herein applies. Agency or Advertiser will assume the defense of any claim or litigation, and Agency's and Advertiser's obligations with respect thereto shall be limited to the payment of any judgment, or settlement approved by either of them, together with all taxable costs and all bills of lawyers retained by them in connection therewith. The exercise of, or the failure to exercise, any rights reserved to CBS under paragraphs 17 and 19 hereof shall have no effect upon any of Agency's or Advertiser's obligations under this paragraph.

     (b) CBS will indemnify and hold harmless Advertiser and Agency, and the directors, officers and employees of each of them, from and against any and all claims, damages, liabilities, costs and expenses, including reasonable counsel fees, arising out of the broadcast of any material furnished by CBS. Agency or Advertiser will promptly notify CBS of any claim or litigation to which the indemnity set forth herein applies. CBS will assume the defense of any claim or litigation, and CBS's obligations with respect thereto shall be limited to the payment of any judgment, or settlement approved by CBS, together with all taxable costs and all bills of lawyers retained by CBS in connection therewith.

     3. If by reason of: act of God; inevitable accident; fire; lockout, strike, or other labor dispute; riot or civil commotion; act of public enemy; enactment, rule, order, or act of government or governmental instrumentality (whether federal, state, or local); illness or incapacity of any important performer, failure in whole or in part of the broadcast or other facilities for which (as between CBS and Agency) CBS is responsible hereunder; or other cause of a similar or different nature beyond CBS's control, CBS fails to perform fully hereunder, the same shall not constitute a failure of performance by CBS, and CBS shall not be liable to Agency as a result thereof.

     4. (a) CBS reserves the right (in its sole discretion and without liability) to advance or delay one or more broadcasts of the Program(s) and or Commercial(s) or to interrupt or to omit in whole or in part any one or more broadcasts of the Programs and Commercials over any station(s) scheduled to make such broadcast for the purpose of or in connection with broadcasting whether on a sponsored or unsponsored basis:

     (i) events of public importance;

     (ii) political programs;

     (iii) Special Programs;

     (iv) news bulletins or

     (v) news reports

     CBS will endeavor to give Agency as much advance notice as possible of any omission pursuant to this subparagraph (a) (except that no notice need be given in the case of news bulletins or news reports). Posting, by ordinary mail, of a CBS Supplementary Notice shall constitute notice hereunder.

     (b) CBS shall determine that it has an obligation under the federal Communications Act, as amended, to provide candidates for public office with time for paid political announcements, CBS shall have the right to omit the broadcast of any Commercial or Program hereunder over any station(s) scheduled to make such broadcast.

     (c) If pursuant to paragraph 3 hereof or subparagraphs (a) or (b) of this paragraph any Scheduled Commercial is not broadcast, and CBS and Agency after good faith negotiations do not agree with respect to the rescheduling of any such Commercial, then each such Commercial shall be eliminated from this Agreement and CBS will allow Agency an equitable adjustment in the price.

     (d) Notwithstanding the provisions of subparagraphs 4(a), 4(b) and 4(c) hereof, if CBS, after notifying Agency or Advertiser of an omission pursuant to paragraphs 3, or subparagraph 4(a) or 4(b) hereof, elects to reinstate in its original Broadcast Time Period any Program originally so omitted, CBS shall broadcast each Commercial as originally set forth in the Agreement, unless such Commercial has been broadcast (pursuant to an agreement reached between CBS and Agency) prior to the date such Program was reinstated.

     (e) If for any reason of the nature set forth in paragraph 3 hereof or subparagraphs (a) or (b) of this paragraph any substantial or material portion of any Commercial is not broadcast, CBS shall discuss with Agency an equitable adjustment in the price.

     5. CBS and Agency are independent contractors, and any and all contracts entered into by either of them in the performance of this Agreement, whether contracts of employment or otherwise, shall be entered into by each of them as principals (it being understood that Agency is acting as agent for a disclosed principal), and neither CBS nor Agency shall be nor be deemed to be the agent of the other in negotiating or entering into any of such contracts. Each of Agency and Advertiser will individually and jointly be liable for all payments due under the Agreement.

     6. As among CBS, Agency and Advertiser, CBS will exclusively own all rights, titles and interests in and to the supervening program material and any other material furnished by CBS.

     7. CBS shall not be liable for loss of, damage to, or other impairment of the value of any property furnished by Agency hereunder unless caused by the demonstrable negligence or intentional act or omission of CBS or its employees.

     8. (a) Payment hereunder includes payment of all station time charges. However, such payment does not include charges for closed captioning or for any type of facilities for the rehearsal, production or insertion of Commercials and/or Billboards.

     (b) If the number of United States television households reachable by all stations broadcasting a Commercial is less than eighty-five percent (85%) of the number of United States television households reachable by all stations scheduled to broadcast the Commercial pursuant to subparagraph 16(a) hereof for any reason of the nature set forth in paragraph 3 or subparagraph 4(a) or 4(b) hereof; or otherwise, CBS shall, in a fair and equitable manner, and in accordance with CBS's policies, allow Agency an appropriate reduction in the price. With respect to each Commercial, CBS represents that no reduction is applicable unless CBS has notified Agency to the contrary within sixty (60) days after the broadcast thereof.

     (c) The payment terms offered in this Agreement are subject to both Agency and Advertiser meeting and continuing to meet CBS's standards for the extension of credit.

     (d) All schedule changes including, without limitation, changes pursuant to subparagraphs 4(a) and 23(a) hereof and all changes in the price will be reflected in a CBS Supplementary Notice, the posting of which shall constitute notice hereunder.

     (e) Time of payment hereunder is of the essence. CBS's obligations hereunder are expressly conditioned upon the full payment of all sums due CBS under this Agreement and any other agreements(s) between CBS and Advertiser and/or Agency.

     9. All Commercials and Billboards will conform to the CBS Television Network Advertising Guidelines as interpreted by the CBS Program Practices Department. Agency will cooperate with CBS in the broadcasting of Commercial and Billboard material of the highest possible standards of excellence and for such purpose Agency will observe the Guidelines and, without limitation, the following standards in the preparation, writing and broadcast of all oral and/or visual elements of the Agency Package:

     (i) no false, misleading or unwarranted claims for any product or service; otherwise;

     (ii) no infringement of any right of any person, firm, or corporation by means of plagiarism, unfair competition, or

     (iii) no material constituting or relating to a lottery , or to a contest of any kind in which the public is unfairly treated; treatment;

     (iv) no material which is defamatory, obscene, profane, vulgar, repulsive or offensive, either in theme or in

     (v) no statement or representation that may be deceptive or misleading to the public;

     (vi) no deceptive or misleading visual presentation of any product or service or of its performance characteristics; (vii) no testimonial which cannot be authenticated and

     (viii) no material or announcement which may, in the opinion of CBS, be injurious or prejudicial to the interests of the public, CBS and /or its affiliated stations, or which may be contrary to honest advertising or reputable business in general.

     10. A waiver by either party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

     Except as otherwise specifically provided herein, all notices hereunder shall be in writing and shall be given by personal delivery, mail, at the respective addresses hereinabove set forth, or such other address or addresses as may be designated by either party. Such notices shall be deemed given when mailed, except that notice of change of address shall be effective only from the date of its receipt. Posting by ordinary mail, a CBS Supplementary Notice shall in all instances constitute Notice to Agency.

     12. This Agreement has been entered into in the State of New York, and the validity of interpretation and legal effect of this Agreement shall be governed by the laws of the State of New York applicable to contracts entered into and performed entirely within the State of New York, with respect to the determination of any claim, dispute or disagreement which may arise out of the interpretation, performance or breach of this Agreement.

     13. This Agreement contains the entire understanding of the parties hereto relating to the subject matter hereof and cannot be changed or terminated orally, except that the parties hereto may, if they so agree, add or delete cities from those ordered hereunder by orally amending this Agreement.

     14. The invalidity or unenforceability of any provision of this Agreement in no way affect the validity or enforceability of any other provision of this Agreement.

                                   FACILITIES

     15. (a) Subject to CBS's then current policy with respect to the number, content, placement and length of commercial announcements, each Broadcast Time Period may be used for advertising the product or service, if any, specified in the Agreement or any other product or service of Advertiser subject to the following provisions of this subparagraph. Agency shall as soon as possible furnish the names of the product(s) and/or service(s) Advertiser desires to advertise in each Broadcast Time Period. CBS shall advise Agency if any proposed product or service is deemed unacceptable pursuant to paragraph 9 or subparagraph 17(c) hereof and if, in light of CBS's then existing sponsorship commitments, any such product or service is unavailable. Agency's failure to designate an available product or service at least eight (8) hours prior to the commencement of the appropriate Broadcast Time Period shall constitute failure to furnish a Commercial pursuant to subparagraph 17(c) hereof, and in such event CBS shall have all of the rights specified in the last two (2) sentences of said subparagraph 17(c).

     (b) CBS may include in the Broadcast Time Period such other material, public service messages or announcements and/or promotional material all as CBS shall elect.

     16. (a) Subject to station acceptances, CBS shall cause the Programs and the Commercials to be broadcast pursuant to all of the provisions of this Agreement over a station in Bermuda and each city in the United States, including cities in the territories and possessions of the United States (excluding Puerto Rico), in which there is a station owned by or affiliated with CBS, except as may be otherwise agreed pursuant to paragraph 13 hereof. CBS's obligation to broadcast the Programs in the territories and possessions of the United States and in Bermuda shall be subject to CBS's having the necessary broadcasting rights. In addition, CBS, without additional charge to Agency, may authorize the broadcast of the Programs, Billboards and Commercials over any so-called translator station or relay system or over any antenna system which receives and retransmits or redistributes television signals by wire or cable connection or otherwise to television receiving sets. CBS's obligations pursuant to this subparagraph with respect to Movie Programs" (as hereinafter defined), if any, shall not include Bermuda or any United States territory or possession.

     (b) During any period that any station affiliated with the CBS Television Network (including any station owned by CBS Broadcasting Inc., or a subsidiary of CBS Corporation.) scheduled to broadcast the Programs and Commercials in any city does not accept such Programs and Commercials for broadcast, or is unavailable for the broadcast thereof during the Broadcast Time Period, CBS shall endeavor to cause the Programs and Commercials to be accepted for broadcast by a station not affiliated with the CBS Television Network in such city. If during any such period CBS is:

     (i) unable to make any arrangements satisfactory to CBS to transmit the Programs and Commercials to any such affiliated or non-affiliated station; or

     (ii) unable to arrange a delayed broadcast schedule for any such affiliated or non-affiliated station; the broadcast of the Programs and Commercials by any such affiliated or non-affiliated station shall be suspended and the same shall not constitute a breach of this Agreement.

     17. (a) Except only as otherwise provided in this Agreement, or in any other agreement between CBS and Agency concerning the Program(s) or Commercial(s), Agency shall furnish the Agency Package to CBS.

     (b) At least three (3) weeks prior to the scheduled broadcast date of each Agency Package, Agency shall deliver to CBS's Program Practices Department a copy of the script and story board therefor. All filmed or taped Commercial material forming part of the Agency Package shall be furnished at least two (2) weeks in advance of the scheduled broadcast date thereof to CBS's Program Practices Department on 3/4 inch video cassette and to each origination point specified by CBS pursuant to paragraph 20 hereof. Each Agency Package shall be furnished pursuant and subject to the then current CBS Television Network Commercial Integration Manual.

     (c) CBS may refuse to broadcast or may withdraw its approval of any Agency Package or any element thereof which, in the opinion of CBS's Program Practices Department, does not maintain an artistic and technical quality creditable to CBS or fails to conform to CBS's general policies concerning commercials and billboards or to the regulations set forth in paragraph 9 of this Agreement, or contains any matter to which the second sentence of paragraph 19 hereof pertains. In such event or if Agency fails to furnish the Agency Package as provided in this paragraph 17, CBS may, without prejudice to any other rights which it may have, require Agency to furnish a substitute Agency Package acceptable to CBS. If, however, Agency fails to furnish any Commercial or if Agency fails to edit any Commercial as requested by CBS, or if time does not permit such editing, CBS may substitute non-commercial material therefor, or if CBS so elects, and time permits, CBS may substitute commercial material of another advertiser and reduce the price hereunder by such amount as CBS deems equitable under the circumstances. lf, pursuant to the immediately preceding sentence, CBS elects to broadcast non-commercial material, CBS may broadcast such non-commercial material in accordance with all of the other provisions of this Agreement (including, but not limited to, paragraph 8 hereof), and CBS may make such announcements concerning sponsorship as in its judgment may be required by any statute, rule, or regulation of government or governmental instrumentality (whether federal, state or local).

     (d) After the broadcast of each Agency Package containing musical compositions, Agency shall submit to CBS the titles of all such musical compositions broadcast, the names of the composers, authors and publishers thereof, the name of the applicable performing rights licensing organization and the date(s) and time(s) the Agency Package containing the musical composition was broadcast. Upon receipt of all of the above information, CBS will confirm that the Agency Package containing the musical composition was so broadcast and notify the applicable performing rights licensing organization of such broadcast.

     (e) If Agency so elects, Commercials may be furnished on a closed captioned basis, but will be acceptable only if such Commercials are closed captioned in Line 21.

     (f) At Agency's election, Commercials may be furnished with stereophonic audio. If Agency so elects, such Commercials shall be in conformance with any technical standards and practices adopted by CBS for programs with stereophonic audio.

     18. (a) Each broadcast of the Agency Package shall be made by means of recordings (video tape or film, as designated by CBS), except that if Agency and CBS agree, all or any portion thereof may be broadcast on a live basis.

     (b) CBS may (at its expense) make such number of recordings of the Programs and the Agency Package as it deems necessary for delayed broadcast purposes. CBS shall select the method(s) of making and shall make (or cause to be made) all such recordings at CBS's expense.

     (c) All rights in recordings of an Agency Package shall be vested in Agency, except that rights in the physical property of a recording made by CBS of an Agency Package shall be vested in CBS. Whether or not a recording is broadcast hereunder, CBS may make and retain a recording of the Program and/or Agency Package for file and reference purposes.

     19. Agency and Advertiser will conform to the requirements of Section 507 of the federal Communications Act, as amended, concerning broadcast matter and disclosures required thereunder, insofar as that Section applies to persons furnishing commercial material for television broadcasting. Agency and Advertiser warrant and represent that without the prior approval of CBS's Program Practices Department no Agency Package includes or will include any matter for which any money, service, or other valuable consideration is directly or indirectly paid, or promised to, or charged or accepted by Agency or Advertiser. Agency and Advertiser shall exercise reasonable diligence to inform their employees, and other persons with whom they deal directly in connection with any Agency Package, of the requirements of the said Section 507; provided, however, that no act of any such employee or of any independent contractor connected with any Agency Package shall constitute a breach of the provisions of this paragraph unless Agency or Advertiser bas actual notice thereof. As used in this paragraph the term service or other valuable consideration" shall not include any service or property furnished without charge or at a nominal charge for use in, or in connection with, any Agency Package unless it is so furnished in consideration for an identification in a broadcast of any person, product, service, trademark, or brand name, beyond an identification which is reasonably related to the use of such service or property on the broadcast," as such terms are used in the said Section 507. No inadvertent failure by Agency or Advertiser to comply with lbis paragraph shall be deemed a breach of this Agreement.

                                    PROGRAMS

     20. The Program shall be broadcast under CBS's sole dire!..1ion and control and shall originate from such place(s) as CBS shall determine and Agency will deliver the Program and Commercials to a location or locations as specified by CBS.

     21. OMITTED.

     22. OMITTED.

     23. (a) CBS shall have the right on notice to Agency to discontinue or at any time or from time to time to suspend for such period or periods as CBS elects the broadcasting of any or all of the Programs specified in the Agreement hereof. In addition, at any time or from time to time CBS shall have the right on notice to Agency to change the Broadcast Time Period of each such Program Series to another broadcast time period. In addition, CBS may on notice to Agency expand or shorten the length of any Program Series. If CBS so expands the length of any Program Series, the Commercials shall not be broadcast other than within the original Broadcast Time Period except with Agency's prior approval, which shall not be unreasonably withheld. Posting, by ordinary mail, of a CBS Supplementary Notice shall constitute notice hereunder.

     (b) CBS reserves the right to change the Broadcast Time Period and date of live sports events, other live actuality events such as, but not limited to, parades, concerts, openings, events of public importance and of documentary or public affairs Programs, as well as the right, at any time or from time to time, to change the length of the Broadcast Time Period of any regularly scheduled hard news" Program. CBS will use reasonable efforts to advise Agency of the scheduled and/or rescheduled starting time of each such Program. However, with respect to any live sports .Program, if the time (but not the date) in the Agreement is shown at TPT (i.e. Time Period Tentative"), CBS will not furnish Agency a CBS Supplementary Notice li sting the actual time of broadcast.

     24. OMITTED.

     25. OMJTTED.

     26. The additional provisions, paragraphs 27 through 31 set forth below, are applicable only to the extent set forth herein. (i) Paragmphs 27 and 28 are applicable to sports Programs generally; and

     (ii) Paragraph 29 is applicable to regional advertisers only.

     27. lt is understood that on occasion blackouts may be required by entities providing CBS the rights to sporting events hereunder and similarly that blackouts may be required by virtue of Public Law 87-331, 75 Stat. 732 as amended by Public Law 89-800, 80 Stat. 1508.

     28. Notwithstanding anything contained in subparagraph 23(b) hereof, if for any reason the broadcast of a sporting event i s postponed and CBS elects to broadcast, during a portion of the Broadcast Time Period originally set aside therefor, a program relating to such sporting event, then, at CBS' option, the Commercial or one or more of the Commercials originally scheduled to be broadcast during such sporting event may be broadcast during such program which shall thereupon be a Program hereunder.

     29. Anything in subparagraph 16(a) hereof to the contrary notwithstanding, CBS, subject to station acceptances, shall cause the Commercials to be broadcast (on a regional basis) only in those United States cities designated by Agency in writing prior to the commencement of the term hereof; provided, however, that if, for any reason whatsoever, any Commercial is broadcast in any other city, such broadcast shall not constitute a breach of this Agreement and CBS shall incur no liability thereby.